EXHIBIT 99.19

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Strategic Solutions Group, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest Wagner, President of the Company and serving a function equivalent to that of Chief Executive Officer of the Company, certify that to the best of my knowledge and belief:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ERNEST WAGNER
Ernest Wagner President Strategic Solutions Group, Inc.

August 14, 2002

In connection with the Quarterly Report of Strategic Solutions Group, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barbara Seubott, Accounting Manager of the Company and the highest ranking accounting officer of the Company, since the Company has not designated a Chief Financial Officer or Comptroller, certify that to the best of my knowledge and belief:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BARBARA SEUBOTT
Barbara Seubott Accounting Manager Strategic Solutions Group, Inc.

August 14, 2002